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                                                                   EXHIBIT 10.12

                [LETTERHEAD OF BANK OF CHINA HONG KONG BRANCH]

Ref:  CD/CI/920226/L8/ay

May 25, 1992

Creative Master Limited,
8/F., Casey Industrial Bldg.,
18 Bedford Road, Tai Kok Tsui,
Kowloon.

Attn:  Mr. Carl Tong
       -------------

Dear Sirs,

Re:  General Banking Facilities
     --------------------------

We are please to offer you General Banking Facilities ("the Facilities") on the following terms and conditions.

1.  Allocation of the Facilities
    ----------------------------

    1.1  The Facilities are available by way of:-

         (a) Overdraft Facility up to the extent of HKD200,000.00. Interest will be charged at 4.25% per annum over our best lending rate or cost of fund, whichever is the higher, currently 11.25% p.a., subject to fluctuation at our sole and absolute discretion;

         (b) Letters of Credit Issuance and Inward Bills Facility up to the extent of HKD300,000.00 (within which Trust Receipt Facility for period up to 90 days and/or Shipping Guarantees Issuance Facility up to the extent of HKD300,000.00 is available).

    1.2 The abovementioned Facilities shall be deemed automatically drawn down by you and/or advanced by us to you when payment is made by us under the relevant Facilities.

    1.3 Without prejudice to Clause 3, we reserve the right at any time to re-allocate at our sole and absolute discretion the various banking facilities.

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[LETTERHEAD OF BANK OF CHINA HONG KONG BRANCH]


    2. Interest Rate and Calculation
       -----------------------------

       2.1 Save and except expressly provided otherwise in this letter, all amounts advanced/drawn under the Facilities shall be charged with interest at the relevant usual standard rates (as well after as before judgment) as we may from time to time at our sole and absolute discretion charge our customers on similar advances.

       2.2 Interest will accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365 day year for Hong Kong Dollar and Sterling Pound and a 360 day year for any other currency.

       2.3 All accrued interest shall be paid in arrears on any appointed date according to our customary practice and if not so paid shall be capitalized as principal advance and bear interest at the same rate.

       2.4 We reserve the right to collect default interest on any sum overdue and not paid which will be charged at the rate of 4.25% p.a. over the best lending rate as may be quoted by us from time to time (as well after as before judgment) from the date of default to actual payment in full.

    3. Expiry of the Facilities
       ------------------------

             The Facilities will be subject to review on a regular basis and shall expire forthwith as and when we have given you notice of termination. Whilst it is our present intention that the Facilities should remain available to you until that date and notwithstanding any other provision of this letter, we nevertheless reserve the right at our sole and absolute discretion to increase, reduce and/or vary the Facilities or any part or parts thereof at any time to be effective forthwith by notice to you.

    4. Repayment
       ---------

       4.1 All amounts borrowed under the Facilities (including interest accrued thereon) are repayable on demand.

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[LETTERHEAD OF BANK OF CHINA HONG KONG BRANCH]


       4.2 All payments made by you to us are to be made in the currency of the Facilities in immediately available funds without set-off or counter-claim and free and clear of and without withholding or deduction for any and all present or future taxes, duties or other charges.

       4.3 Any payment made to us not in its correct currency may at our absolute discretion be converted into the currency of the relevant Facilities to cover your obligations and liabilities in that currency at the then prevailing spot rate of exchange as conclusively determined by us for purchasing the currency of the relevant Facilities with the existing currency.


    5. Conclusive Statement of Account
       -------------------------------

             Any statement of account relating to the Facilities signed as correct by any one of our officers shall be conclusive evidence of your indebtedness to us and be binding on you, save for manifest errors.


    6. Conditions Precedent
       --------------------

             The Facilities will be available for drawing when we have received the following documents in form and content satisfactory to us:-

             (a) The signed copy of the duplicate of this letter with Board Resolutions indicating your acceptance of the Facilities on terms and conditions set out in this letter;

             (b) An Agreement of Pledge duly executed by your authorized officer(s);

             (c) A Running Trust Receipt Agreement duly executed by your authorized officer(s);

             (d) A General Shipping Guarantee duly executed by your authorized officer(s);

             (e) A General Letter of Hypothecation and Power of Attorney duly executed by your authorized officer(s);

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[LETTERHEAD OF BANK OF CHINA HONG KONG BRANCH]


             (f) A Joint and Several Guarantee for the repayment of principal due up to the extent of HKD500,000.00 and accrued interest thereon and other costs and expenses due under the Facilities duly executed by Tong Ka Wing, Carl and Kwok Sheck Pui.


    7. Further Covenants
       -----------------

             All necessary corporate resolutions required to be passed by you and on the part of your shareholders, directors and officers to authorize this letter and its execution and performance have been properly passed in accordance with the laws of Hong Kong and your Memorandum and Articles of Association and this letter constitutes legal, valid and binding obligations on your part.

    8. Waivers and rights cumulative
       -----------------------------

             No delay or omission on the part of us in exercising any right, power, privilege or remedy in respect of this letter shall impair such right, power, privilege or remedy, or to be construed as a waiver of it, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise of it or the exercise of any other right, power, privilege or remedy. The rights, powers, privileges and remedies provided in this letter are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law.

    9. Handling Charges
       ----------------

             Handling charges of HKD2,500.00 flat shall be paid by you upon acceptance of this letter and thereafter annually upon renewal of the Facilities.

    10. Expense
        -------

             All expenses including but not limited to legal fees, communications and other out-of-pocket expenses are for your account.

    11. Governing Law
        -------------

             The laws of Hong Kong.

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[LETTERHEAD OF BANK OF CHINA HONG KONG BRANCH]


    Please signify your understanding and acceptance of this offer by signing and returning the duplicate of this letter to us on or before June 25, 1992, failing which this offer shall lapse.


    Should you have any queries, please do feel free to contact our Ms Sylvania Fattedad at 8266544 at any time. We are here to serve you better.


    Yours faithfully,
    For Bank of China, Hong Kong Branch

    /s/ [ILLEGIBLE]

    Authorized Signature(s)


                                                 After due and careful
                                                 consideration of the terms of
                                                 this letter, we agree to
                                                 observe and be bound by all the
                                                 terms and conditions herein set
                                                 out.

                                                 CREATIVE MASTER LIMITED

                                                 /s/ [ILLEGIBLE]
                                                 -------------------------
                                                 Authorized Signature(s)
                                                 Date:


Encl.  (a) Form of Certified Extract of the Minutes of Board Resolutions.
       (b) Deed of Guarantee.
       (c) Form of Agreement of Pledge.
       (d) Form of Running Trust Receipt Agreement.
       (e) Form of Shipping Guarantee.
       (f) Form of General Letter of Hypothecation and Power of Attorney.